EXHIBIT INDEX


EXHIBIT  NUMBER     DESCRIPTION
------   ------     -----------
99.1                Press  release,  dated  July  30,  2003.

                                                                    EXHIBIT 99.1
FOR  IMMEDIATE  RELEASE

MEDIA  CONTACTS:                                INVESTOR  CONTACT:
Julie  Kim/Jamie  Borasi                        Billie  Anderson
Weber  Shandwick                                Peet's  Coffee  &  Tea,  Inc.
415.248.3419/415.248.3416                       510.594.2100
jkim@webershandwick.com                         banderson@peets.com
jborasi@webershandwick.com

          PEET'S COFFEE & TEA, INC. REPORTS SECOND QUARTER 2003 RESULTS

EMERYVILLE, Calif. - July 30, 2003 - Peet's Coffee & Tea, Inc. (NASDAQ:PEET), today announced its second quarter results for the period ended June 29, 2003, which included 13-weeks.

Net revenue increased 16.8 percent to $29.1 million for the 13-weeks ended June 29, 2003, compared to $24.9 million for the 13-weeks ended June 30, 2002. Retail Store revenue increased 9.8 percent to $21.1 million, while Specialty Sales revenue increased 40.6 percent to $8.0 million.

Net income for the second quarter of 2003 increased 114.3 percent to $1.5 million, or $0.12 per share, compared to $718,000, or $0.06 per share for the second quarter of 2002.

For the 26-weeks ended June 29, 2003, Net revenue increased 14.5 percent to $56.5 million, compared to $49.3 million for the 26-weeks ended June 30, 2002. Retail Store revenue increased 7.4 percent to $41.1 million and Specialty Sales revenue increased 39 percent to $15.4 million.

Net income for the 26-weeks ended June 29, 2003 was $2.8 million, or $0.22 per share, compared to $1.2 million, or $0.11 per share, for the 26-weeks ended June 30, 2002.

"We're pleased with our second quarter results, which were driven by solid base business performance, new stores and new specialty customers", said Patrick
O'Dea, president and chief executive officer of Peet's Coffee & Tea, Inc. "Importantly, we're continuing to strengthen our organization with the right people, systems, and processes to help us grow well into the future."

The Company reiterated its guidance for fiscal 2003 with sales growth between 13 and 15 percent and EPS between $0.57 and $0.60 per share.

PEET'S  COFFEE  &  TEA,  INC.  Q2  2003  CONFERENCE  CALL
The company will report its second quarter 2003 earnings via conference call on Wednesday, July 30, 2003. The teleconference call will begin at 2 p.m. PDT/5 p.m. EDT. The call will be simultaneously webcast on Peet's Web site at www.peets.com. A news release outlining the financial results will be distributed publicly an hour prior to the call.

The teleconference can be accessed by calling 1-800-289-0496. A replay of the teleconference will be available 90 minutes after the end of the call at 1-888-203-1112, using access code 651420. The recording will be archived through midnight EDT on August 6, 2003. The webcast will be archived through midnight EDT on July 29, 2004.

                                     -MORE-

ABOUT  PEET'S  COFFEE  &  TEA,  INC.
Founded in Berkeley, Calif. in 1966, Peet's Coffee & Tea, Inc. is a specialty coffee roaster and marketer of fresh, deep-roasted whole bean coffee for home and office enjoyment. Peet's fresh-roasted coffee, hand-selected tea and related items are sold in several distribution channels including specialty grocery and gourmet food stores, online and mail order, office and restaurant accounts and 71 company-owned stores in four states. Peet's is committed to strategically growing its business and to maintaining a unique culture and focus on customer satisfaction. For information about Peet's Coffee & Tea, Inc., visit www.peets.com or call 1-800-999-2132. Peet's Coffee & Tea, Inc. shares are traded under the symbol PEET.

                                       ###

This press release contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to estimated earnings per share and net revenues for the full year 2003. Because of the uncertainties inherent in these forward-looking statements, the Company's actual results could differ materially from those set forth in forward-looking statements. The Company's estimates regarding its operations and financial results are based on currently available operating, financial and competitive information. Actual future results and trends may differ materially depending on a variety of factors including but not limited to, risks arising from accounting adjustments; the Company's ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers' tastes and preferences; and competition in its market as well as other risk factors as described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2002.


                                              Peet's Coffee & Tea, Inc.
                                     Condensed Consolidated Statements of Income
                                              (Unaudited, in thousands)


                                                    Thirteen      Thirteen     Twenty-six    Twenty-six
                                                  weeks ended   weeks ended   weeks ended   weeks ended
                                                    06/29/2003    06/30/2002    06/29/2003   06/30/2002
  Retail stores                                   $     21,057  $     19,183  $     41,088  $     38,273
  Specialty sales                                        8,023         5,706        15,390        11,072
                                                  ------------  ------------  ------------  ------------
NET REVENUE                                             29,080        24,889        56,478        49,345

  COGS & related occupancy expenses                     13,273        11,493        25,989        23,068
  Operating expenses                                     9,546         7,939        18,757        15,917
  Marketing & advertising expenses                       1,289         1,246         2,399         2,270
  General & administrative expenses                      1,493         2,054         2,862         4,031
  Depreciation & amortization expenses                   1,181         1,133         2,319         2,230
                                                  ------------  ------------  ------------  ------------
       Total operating cost & expenses                  26,782        23,865        52,326        47,516
OPERATING INCOME                                         2,298         1,024         4,152         1,829
  Interest income                                          225           117           473            87
                                                  ------------  ------------  ------------  ------------
INCOME BEFORE INCOME TAX                                 2,523         1,141         4,625         1,916
  Income tax provision                                     984           423         1,804           709
                                                  ------------  ------------  ------------  ------------
NET INCOME                                         $      1,539  $        718  $      2,821  $     1,207
                                                   ============  ============  ============  ===========

NET INCOME PER SHARE:
  Basic                                           $       0.12  $       0.06  $       0.23  $       0.12
  Diluted                                         $       0.12  $       0.06  $       0.22  $       0.11

SHARES USED IN CALCULATING NET INCOME PER SHARE:
  Basic                                                 12,412        11,155        12,320         9,831
  Diluted                                               13,100        11,922        12,948        10,587



                                      Peet's Coffee & Tea, Inc.
                                Condensed Consolidated Balance Sheets
                                      (Unaudited, in thousands)


                                                  June 29, 2003   December 29, 2002    June 30, 2002
ASSETS
Current Assets
  Cash & cash equivalents                         $       22,809  $           19,672  $       46,145
  Accounts receivable                                      2,780               2,210             969
  Income tax receivable                                        -               1,117               -
  Inventories                                             11,684              11,007           9,469
  Prepaid expenses and other                               1,919               1,803           1,283
                                                  --------------  ------------------  ---------------
       Total Current Assets                               39,192              35,809          57,866

  Property and equipment, net                             30,787              27,929          23,910
  Deferred income taxes                                        -                   -           1,059
  Intangibles and other assets, net                        3,226               3,305           3,777
  Long-term U.S. government securities                    27,356              28,102               -
                                                  --------------  ------------------  ---------------
       Total Assets                               $      100,561  $           95,145  $       86,612
                                                  ==============  ==================  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                $        5,469  $            6,463  $        5,174
  Accrued compensation and benefits                        3,728               3,741           3,142
  Other accrued liabilities                                3,741               2,638           1,784
  Short-term borrowings                                        -                   -               -
  Current portion of long-term borrowings                    444                 468             507
                                                  --------------  ------------------  ---------------
       Total Current Liabilities                          13,382              13,310          10,607

  Long-term borrowings, less current portion                 201                 424             646
  Deferred income taxes                                      163                 181               -
  Deferred lease credits                                     775                 726             635
                                                  --------------  ------------------  ---------------
       Total Liabilities                                  14,521              14,641          11,888
                                                  --------------  ------------------  ---------------

Shareholders' Equity
  Common stock                                            80,761              78,014          75,983
  Other comprehensive income (loss)                          233                 265             (34)
  Retained earnings (accumulated deficit)                  5,046               2,225          (1,225)
                                                  --------------  ------------------  ---------------
       Total Shareholders' Equity                         86,040              80,504          74,724
                                                  --------------  ------------------  ---------------

       Total Liabilities & Shareholders' Equity   $      100,561  $           95,145  $       86,612
                                                  ==============  ==================  ===============